SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                October 13, 2000
                                 Date of Report
                        (Date of Earliest Event Reported)

                             Tech Laboratories, Inc.
             (Exact name of Registrant as specified in its charter)


            New Jersey                     000-27592               22-1436279
  (State or other jurisdiction of         (Commission           (I.R.S. Employee
  incorporation or organization)           File No.)              I.D. Number)


                955 Belmont Avenue
             North Haledon, New Jersey                              07508
      (Address of principal executive offices                     (Zip Code)


                                 (973) 427-5333
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.

Tech Laboratories, Inc. (the "Company") announced today that it completed a $1.5 million dollar financing of 6.5% convertible promissory notes due October 15, 2002. Interest is payable quarterly in cash or in shares of common stock at the option of the noteholders. Under the terms of the financing the investors have agreed to invest an additional $500,000 upon the effectiveness of a registration statement registering the shares underlying the convertible notes and warrants and the satisfaction of certain other conditions. The notes are convertible at a price equal to 85% of the average of the five lowest closing bid prices of the common stock during the twenty-two (22) business days immediately preceding the closing or 85% of the five lowest bid prices during the twenty-two business days through the date of conversion of the notes, whichever is lower. The average of the five lowest closing bid prices of the company's common stock during the twenty-two (22) business days prior to closing of the financing was $3.42125. The notes may be redeemed by the company if the company's common stock trades at $10 per share or more for twenty (20) consecutive business days and the average daily trading volume during such 20-day period is at least 150,000 shares per day. Upon the satisfaction of certain conditions and the good faith negotiations of the Company and the investors, a portion of the notes may be converted into convertible preferred stock, which shall contain terms nearly identical to the notes and the subscription agreement entered into between the Company and investors. The Company also issued 412,500 warants exercisable for 3 years at 120% of the closing bid price of the Company's common stock on October 13, 2000, or $4.80 per share. The warrants are callable at such time as the Company's stock trades at $8.00 or more for 20 consecutive business days and the average daily volume is at least 90,000 shares per day. The warrant holders have been granted registration rights on the shares of the Company's common stock underlying the warrants.


(c) EXHIBITS

     10.1 Form of Convertible Note executed by Tech Laboratories, Inc. on October 13, 2000.

     10.2 Form of Subscription Agreement entered into between the subscribers and Tech Laboratories, Inc. dated October 13, 2000.

     10.3 Form of Common Stock Purchase Warrant entered into between the warrant holders and Tech Laboratories, Inc. dated October 13, 2000.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             Tech Laboratories, Inc.

Date: October 17, 2000
                                             By: /s/ Bernard M. Ciongoli
                                             Bernard M. Ciongoli, President


                                       -3-